Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Cree Reports Financial Results for the Second Quarter of Fiscal Year 2016

DURHAM, N.C., January 19, 2016 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $436 million for its second quarter of fiscal 2016, ended December 27, 2015. This represents a 5% increase compared to revenue of $413 million reported for the second quarter of fiscal 2015, and a 2% increase compared to the first quarter of fiscal 2016. GAAP net income for the second quarter of fiscal 2016 was $14 million, or $0.14 per diluted share, compared to GAAP net income of $12 million, or $0.10 per diluted share, for the second quarter of fiscal 2015. On a non-GAAP basis, net income for the second quarter of fiscal 2016 was $30 million, or $0.30 per diluted share, compared to non-GAAP net income for the second quarter of fiscal 2015 of $38 million, or $0.33 per diluted share.

"We delivered on our goal of building financial momentum in Q2, with earnings that exceeded our targets driven by solid revenue growth, good margins and operating expense leverage,” stated Chuck Swoboda, Cree Chairman and CEO. “Our lighting business continues to grow, the LED business has stabilized, and our Wolfspeed Power & RF division continues to make progress. Overall, we had a good first half of fiscal 2016 and are well positioned for a strong second half.”

Q2 2016 Financial Metrics
(in thousands, except per share amounts and percentages)

	Second Quarter
	2016	2015	Change
	(unaudited)	(unaudited)
Revenue, net	$435,806	$413,157	$22,649	5%
GAAP
Gross margin	31.0%	33.1%
Operating margin	2.2%	2.5%
Net income	$13,958	$12,151	$1,807	15%
Earnings per diluted share	$0.14	$0.10	$0.04	40%
Non-GAAP
Gross margin	31.7%	33.9%
Operating margin	8.1%	8.2%
Net income	$30,475	$37,949	$(7,474)	(20)%
Earnings per diluted share	$0.30	$0.33	$(0.03)	(9)%

•	Gross margin from Q1 of fiscal 2016 remained consistent at 31.0% on a GAAP basis and at 31.7% on a non-GAAP basis.

•	Cash and investments decreased by $15 million from Q1 of fiscal 2016 to $617 million.

•	Accounts receivable, net decreased by $11 million from Q1 of fiscal 2016 to $183 million, with days sales outstanding of 38.

•	Inventory decreased by $8 million from Q1 of fiscal 2016 to $281 million and represents 84 days of inventory.

•	Cash from operations was $77 million, free cash flow was $42 million and share repurchases were $62 million for Q2 of fiscal 2016.

Recent Business Highlights:

•
Released our breakthrough IG Series parking structure lights to volume production. This is the first product family to utilize our new WaveMax™ Technology, which features a revolutionary combination of control, uniformity and efficiency to deliver a superior visual experience in new form factors that are intelligent in both design and function;

•
Announced that Thermo Fisher Scientific selected Cree® to provide a turnkey LED lighting solution for their Asheville, N.C., campus. Cree Solutions designed and managed the project from start to finish, replacing more than 2,000 light fixtures to achieve a three-year payback and energy savings of up to 40 percent;

•
During the second quarter of fiscal 2016, Cree completed its LED business restructuring recognizing $3 million of expense for factory capacity and overhead costs reductions. The restructuring charges are included in the GAAP results only.

Business Outlook:

For its third quarter of fiscal 2016 ending March 27, 2016, Cree targets revenue in a range of $400 million to $430 million, with GAAP gross margin targeted to be 31.0%+/- and non-GAAP gross margin targeted to be 31.7%+/-. Our GAAP gross margin targets include stock-based compensation expense of approximately $3 million, while our non-GAAP targets do not. GAAP operating expenses are targeted to be approximately $119 million, and non-GAAP operating expenses are targeted to be approximately $100 million. The tax rate is targeted at 20%+/- for the third quarter of fiscal 2016. GAAP net income is targeted at $4 million to $11 million, or $0.04 to $0.11 per diluted share, excluding any net changes associated with Cree’s Lextar investment. Non-GAAP net income is targeted in a range of $22 million to $29 million, or $0.22 to $0.29 per diluted share. The GAAP and non-GAAP per diluted share targets are based on an estimated 101 million diluted weighted average shares. Targeted non-GAAP earnings exclude $0.18 per diluted share of expenses related to stock-based compensation expense, the amortization or impairment of acquisition-related intangibles and any net changes associated with Cree’s Lextar investment.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. EST today to review the highlights of the fiscal 2016 second quarter results and the fiscal 2016 third quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, mercury-free LED lighting. Cree is a market-leading innovator of lighting-class LEDs, lighting products and semiconductor products for power and radio frequency (RF) applications.

Cree's product families include LED lighting systems and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree's products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our commercial Lighting results will suffer if the new ERP system we are implementing beginning in the third quarter of fiscal 2016 for this business is not successful as targeted; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that our equity method investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk that we have an increasingly complex supply chain and its ability to scale to enable maintaining a sufficient supply of raw materials; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures or investments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2015, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® is a registered trademark and WaveMax™ and Wolfspeed™ are trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Revenue, net	$435,806	$413,157	$861,295	$840,829
Cost of revenue, net	300,655	276,378	594,396	568,230
Gross profit	135,151	136,779	266,899	272,599
Gross margin percentage	31.0%	33.1%	31.0%	32.4%

Operating expenses:
Research and development	41,952	46,989	85,492	93,714
Sales, general and administrative	74,691	72,375	149,954	142,067
Amortization or impairment of acquisition-related intangibles	7,062	6,495	14,124	12,994
Loss on disposal or impairment of long-lived assets	2,014	735	16,587	2,182
Total operating expenses	125,719	126,594	266,157	250,957

Operating income	9,432	10,185	742	21,642
Operating income percentage	2.2%	2.5%	0.1%	2.6%

Non-operating income (loss), net	8,015	1,728	(14,791)	4,632
Income (loss) before income taxes	17,447	11,913	(14,049)	26,274
Income tax expense (benefit)	3,489	(238)	(4,384)	2,993
Net income (loss)	$13,958	$12,151	$(9,665)	$23,281

Diluted earnings (loss) per share	$0.14	$0.10	$(0.09)	$0.20

Shares used in diluted per share calculation:	102,521	115,845	102,932	118,599

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 27, 2015	June 28, 2015

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$617,153	$713,191
Accounts receivable, net	183,053	186,157
Income tax receivable	8,926	—
Inventories	280,810	280,576
Deferred income taxes	—	39,190
Prepaid expenses	23,763	29,932
Other current assets	55,829	54,851
Assets held for sale	5,640	4,353
Total current assets	1,175,174	1,308,250
Property and equipment, net	623,349	635,072
Goodwill	618,828	616,345
Intangible assets, net	323,666	317,154
Other long-term investments	41,873	57,595
Deferred income taxes	27,607	8,893
Other assets	10,161	11,091
Total assets	$2,820,658	$2,954,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$139,678	$163,128
Accrued salaries and wages	52,952	45,415
Income taxes payable	—	2,035
Other current liabilities	43,009	44,208
Total current liabilities	235,639	254,786

Long-term liabilities:
Long-term debt	205,000	200,000
Deferred income taxes	1,255	12,174
Other long-term liabilities	18,241	21,084
Total long-term liabilities	224,496	233,258

Shareholders’ equity:
Common stock	125	131
Additional paid-in-capital	2,321,310	2,285,554
Accumulated other comprehensive income, net of taxes	5,621	5,798
Retained earnings	33,467	174,873
Total shareholders’ equity	2,360,523	2,466,356
Total liabilities and shareholders’ equity	$2,820,658	$2,954,400

CREE, INC.
FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)
(unaudited)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three and six months ended December 27, 2015 and the three and six months ended December 28, 2014. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment.  As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	December 27, 2015	December 28, 2014	Change
Lighting Products revenue	$254,970	$230,168	$24,802	11%
Percent of revenue	59%	56%
LED Products revenue	153,362	151,877	1,485	1%
Percent of revenue	35%	37%
Power and RF Products revenue	27,474	31,112	(3,638)	(12)%
Percent of revenue	6%	7%
Total revenue	$435,806	$413,157	$22,649	5%

	Six Months Ended
	December 27, 2015	December 28, 2014	Change
Lighting Products revenue	$503,001	$453,254	$49,747	11%
Percent of revenue	58%	54%
LED Products revenue	301,570	325,467	(23,897)	(7)%
Percent of revenue	35%	39%
Power and RF Products revenue	56,724	62,108	(5,384)	(9)%
Percent of revenue	7%	7%
Total revenue	$861,295	$840,829	$20,466	2%

	Three Months Ended
	December 27, 2015	December 28, 2014	Change
Lighting Products gross profit	$72,642	$64,701	$7,941	12%
Lighting Products gross margin	28.5%	28.1%
LED Products gross profit	53,242	59,424	(6,182)	(10)%
LED Products gross margin	34.7%	39.1%
Power and RF Products gross profit	14,346	17,260	(2,914)	(17)%
Power and RF Products gross margin	52.2%	55.5%
Unallocated costs	(5,079)	(4,606)	(473)	10%
Consolidated gross profit	$135,151	$136,779	$(1,628)	(1)%
Consolidated gross margin	31.0%	33.1%

	Six Months Ended
	December 27, 2015	December 28, 2014	Change
Lighting Products gross profit	$141,723	$120,293	$21,430	18%
Lighting Products gross margin	28.2%	26.5%
LED Products gross profit	105,901	127,048	(21,147)	(17)%
LED Products gross margin	35.1%	39.0%
Power and RF Products gross profit	28,669	35,117	(6,448)	(18)%
Power and RF Products gross margin	50.5%	56.5%
Unallocated costs	(9,394)	(9,859)	465	(5)%
Consolidated gross profit	$266,899	$272,599	$(5,700)	(2)%
Consolidated gross margin	31.0%	32.4%

Reportable Segments Description
The Company's Lighting Products segment primarily consists of LED lighting systems and bulbs. The Company's LED Products segment includes LED components, LED chips, and silicon carbide materials. The Company's Power and RF Products segment includes power devices and RF devices.
Financial Results by Reportable Segment
The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of income must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated income before taxes.
The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated.
Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans and matching contributions under the Company's 401(k) Plan.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP non-operating income, net, non-GAAP net income, non-GAAP earnings per diluted share and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which are expenses less stock-based compensation expense, amortization or impairment of acquisition-related intangibles and net changes associated with equity method investments.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include stock-based compensation expense, amortization or impairment of acquisition-related intangibles, asset retirement charges, charges associated with LED business restructuring, net changes associated with equity method investments, recognition of deferred Initial Public Offering (IPO) costs and the income taxes associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
Asset retirement charges. Cree has recognized charges for the impact of the decision to abandon or retire certain property and equipment prior to the end of their estimated useful lives. Because these charges relate to assets which have been or will be retired prior to the end of their estimated useful lives, Cree does not consider these charges to be reflective of ongoing operating results.
Costs associated with LED business restructuring. In June 2015, Cree’s board of directors approved a plan to restructure the LED business. The restructuring which was completed during Cree's second quarter of fiscal 2016 reduced excess capacity and overhead in order to improve the cost structure moving forward. The components of the restructuring include the planned sale or abandonment of certain manufacturing equipment, facility consolidation and the elimination of certain positions. Because these charges relate to assets which have been retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not consider these charges to be reflective of ongoing operating results.
Net changes associated with equity method investments. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for under the equity method utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Recognition of deferred IPO (Initial Public Offering) costs. The Company has recognized an expense for previously deferred IPO costs due to the delay in the anticipated timing of the planned initial public offering of Wolfspeed, our Power and RF Products segment, as required by SEC guidance. Cree excludes the impact of this expense as Cree does not consider this charge to be reflective of ongoing operating results.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
Cree expects to incur stock-based compensation expense, amortization or impairment of acquisition-related intangibles and net changes associated with equity method investments in future periods, including income taxes associated with all of the foregoing. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three Months Ended		Six Months Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
GAAP gross profit	$135,151	$136,779	$266,899	$272,599
GAAP gross margin percentage	31.0%	33.1%	31.0%	32.4%
Adjustment:
Stock-based compensation expense	3,120	3,448	$6,148	$6,353
Non-GAAP gross profit	$138,271	$140,227	$273,047	$278,952
Non-GAAP gross margin percentage	31.7%	33.9%	31.7%	33.2%

Non-GAAP Operating Income

	Three Months Ended		Six Months Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
GAAP operating income	$9,432	$10,185	$742	$21,642
GAAP operating income percentage	2.2%	2.5%	0.1%	2.6%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	3,120	3,448	6,148	6,353
Research and development	3,328	4,112	6,860	8,583
Sales, general and administrative	7,942	8,876	16,452	18,260
Total stock-based compensation expense	14,390	16,436	29,460	33,196
Amortization or impairment of acquisition-related intangibles	7,062	6,495	14,124	12,994
Asset retirement charges	—	884	—	1,395
Costs associated with LED business restructuring	2,803	—	18,716	—
Recognition of deferred IPO costs	1,810	—	1,810	—
Total adjustments to GAAP operating income	26,065	23,815	64,110	47,585
Non-GAAP operating income	$35,497	$34,000	$64,852	$69,227
Non-GAAP operating income percentage	8.1%	8.2%	7.5%	8.2%

Non-GAAP Non-Operating Income, net

	Three Months Ended		Six Months Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
GAAP non-operating income (loss), net	$8,015	$1,728	$(14,791)	$4,632
Adjustment:
Net changes associated with equity method investments	(7,262)	1,477	15,682	1,477
Non-GAAP non-operating income, net	$753	$3,205	$891	$6,109

Non-GAAP Net Income

	Three Months Ended		Six Months Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
GAAP net income (loss)	$13,958	$12,151	$(9,665)	$23,281
Adjustments
Stock-based compensation expense	14,390	16,436	29,460	33,196
Amortization or impairment of acquisition-related intangibles	7,062	6,495	14,124	12,994
Net changes associated with equity method investments	(7,262)	1,477	15,682	1,477
Asset retirement charges	—	884	—	1,395
Costs associated with LED business restructuring	2,803	—	18,716	—
Recognition of deferred IPO costs	1,810	—	1,810	—
Total adjustments to GAAP net income before provision for income taxes	18,803	25,292	79,792	49,062
Income tax effect *	(2,286)	506	(17,533)	(5,593)
Non-GAAP net income	$30,475	$37,949	$52,594	$66,750

Earnings per share
Non-GAAP diluted net income per share	$0.30	$0.33	$0.51	$0.56

Shares used in diluted net income per share calculation
Non-GAAP shares used	102,521	115,845	102,932	118,599
*Estimated income tax effect is based upon the Company's overall consolidated effective tax rate for the given period.

Earnings diluted per share, excluding impact of R&D tax benefit and Lextar share price increase

Three Months Ended
December 27, 2015
GAAP diluted earnings per share	$0.14
Adjustment:
R&D tax credit benefit and Lextar share price increase	$(0.07)
Earnings per diluted share, excluding impact of R&D tax credit benefit and Lextar share price increase	$0.07

Non-GAAP earnings per diluted share, excluding impact of R&D tax credit benefit

Three Months Ended
December 27, 2015
Non-GAAP diluted net income per share (from above)	$0.30
Adjustment:
R&D tax credit benefit	$(0.03)
Non-GAAP earnings per diluted share, excluding impact of R&D tax credit benefit	$0.27

Free Cash Flow

	Three Months Ended		Six Months Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Cash flows from operations	$76,962	$14,768	$123,796	$28,052
Less: PP&E spending	(31,921)	(49,929)	(81,804)	(113,375)
Less: Patents spending	(3,314)	(4,798)	(7,628)	(9,604)
Total free cash flow	$41,727	$(39,959)	$34,364	$(94,927)

Source: Cree, Inc.